Press Release

SEI New ways. New answers.®

Company Contact:
Leslie Wojcik
SEI
+1 610-676-4191
lwojcik@seic.com
Pages: 2

Media Contact:
Kerry Mullen
Vested
+1 201-674-4185
kerry@fullyvested.com

FOR IMMEDIATE RELEASE

SEI Acquires Oranj Platform to Digitize Collaboration for Financial Advisors

Technology Designed to Help Advisors Build Better Financial Futures for Clients

OAKS, Pa., March 31, 2021 – SEI (NASDAQ:SEIC) today announced the acquisition of Oranj's cloud-native technology platform providing digital collaboration tools to financial advisors and their clients. For advisors working with Independent Advisor Solutions by SEI, the acquisition is expected to unlock new opportunities for tech-forward client engagement, including a client portal that delivers the financial insights investors have come to expect in a digital-first world.

"From shifting investor expectations to a rapidly evolving technology landscape, financial advisors are facing radical change. They have an opportunity—and a responsibility—to build better financial futures for their clients. We're committed to helping empower advisors' transformations by putting the tools in their hands for meaningful client conversations," said Erich Holland, Head of Distribution and Engagement for Independent Advisor Solutions. "We're excited to add Oranj's intuitive technology platform to SEI's suite of solutions. We believe that bringing these valuable tools to our clients will enable advisors to more dynamically engage with their clients and help build investors' confidence in the impact their financial futures can make."

A modern platform that streamlines portfolio management and client service, Oranj's key features include:

- Investor-facing portal that provides an interactive view of a client's entire financial life
- Messaging feature designed to provide direct communication and eliminate lengthy meetings
- Digital collaboration tools for advisors to work with their clients to adjust goals, share documents, and more
- Streamlined portfolio management and implementation within a single workflow
- Rebalancing and trading to simplify the day-to-day management of clients' investments
- Client/prospect management to power an advisor's practice and elevate client service
- Model marketplace for advisors to build investment solutions and utilize pre-built solutions

The Oranj technology platform is intended to complement the SEI Wealth Platform℠, a single-infrastructure technology solution that supports an end-to-end wealth management experience, including custody services, model management and trading. The integration of Oranj's assets is

expected to position SEI to provide an enhanced, digital experience across every aspect of an advisor's business, including the full lifecycle of client engagement.

"The wealth management sector continues to undergo increased pressures to digitize the investor experience. We believe that Oranj's technology integration with the SEI Wealth Platform will make a significant difference in the way advisors can engage and interact with their clients, as well as provide the transparency and insight investors need for their financial decision-making," said Kevin Crowe, Head of Product Development for Independent Advisor Solutions. "We also look forward to welcoming to SEI a talented team with in-depth knowledge of the independent advisor market's technology needs."

As part of the transaction, Oranj Founder and CEO David Lyon joined SEI, alongside 13 engineers, developers, cloud specialists and client service personnel to support a seamless transition.

"We built Oranj with the firm belief that the single most powerful way to help people accomplish their personal and financial goals is by working *with* a financial advisor—not replacing them. I'm proud to continue the work we started in 2014 with SEI," said Lyon. "The SEI team shares our profound dedication to the advisor community and to delivering solutions for human-driven, technology-enabled wealth management."

About Independent Advisor Solutions by SEI
Independent Advisor Solutions by SEI provides independent financial advisors with wealth management services through outsourced investment strategies, administration and technology services, and practice management programs. It is through these services that SEI helps advisors save time, grow revenues, and differentiate themselves in the market. With a history of financial strength, stability, and transparency, Independent Advisor Solutions has been serving the independent financial advisor market for more than 25 years, has 7,500 advisors who work with SEI, and $75.1 billion in advisors' assets under management (as of Dec. 31, 2020). Independent Advisor Solutions is a strategic business unit of SEI. For more information, visit seic.com/advisors.

About SEI
After 50 years in business, SEI (NASDAQ:SEIC) remains a leading global provider of investment processing, investment management, and investment operations solutions designed to help corporations, financial institutions, financial advisors, and ultra-high-net-worth families create and manage wealth. As of Dec. 31, 2020, through its subsidiaries and partnerships in which the company has a significant interest, SEI manages, advises or administers approximately $1 trillion in hedge, private equity, mutual fund and pooled or separately managed assets, including approximately $369 billion in assets under management and $787 billion in client assets under administration. For more information, visit seic.com.

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